EXHIBIT 10.3

ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (this "Agreement"), effective as of [Insert Date], is between Equisource Hotel Fund I, LLP, a Nevada limited liability partnership (the "Fund") and EquiSource Management, LLC, a Nevada limited liability company (the "Administrative Manager").

WHEREAS, the Fund desires to retain the Administrative Manager to manage the day-to-day operations and administration of the Fund.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.            Appointment. The Fund hereby retains the Administrative Manager to provide administrative services with respect to the day-to-day operations of the Fund, subject to the general supervision of EquiSource Management, LLC, a Nevada limited liability company (the "General Partner"). The Administrative Manager hereby accepts such retention and agrees to provide such administrative services to the Fund.

2.            Powers and Duties of the Administrative Manager. The Administrative Manager shall have all powers delegated to it by the General Partner to administer the day-to-day operations of the Fund. All services provided by the Administrative Manager to the Fund shall be performed entirely within the United States of America.

In particular, the Administrative Manager provides services to the Fund including maintaining the register of limited partnership interests of the Fund, receiving and processing subscription agreements or applications, issuing capital calls or distributions of the Fund, submitting to Investors a statement of their holdings in the Fund upon request, calculation of net asset value, maintenance of accounting reports, preparation of fmancial statements for audit purposes and related footnotes, and liaison with auditors.

3.            Administrative Management Fees. As compensation for the Administrative Manager's services rendered hereunder, the Fund shall pay a fee (the "Administrative Fee") to the Administrative Manager, quarterly in arrears, equal to one percent (1%) per annum of on the invested capital into the hotel assets owned by the Fund. The Administrative Manager may, in its discretion, designate an affiliate to receive such Administrative Fee. The Fund agrees that the Administrative Manager may elect to (a) waive the Administrative Fee in whole or in part for any investor by rebating all or a portion of such fee to such investor, and/or (b) defer receipt of all or any part of the Administrative Fee. The deferral may be structured so that deferred fees will earn a return (or suffer a reduction) based on the performance of the Fund during the deferral period but before calculation of the Administrative Fee.

4.            Other Fees and Expenses. Costs and expenses, not to exceed US$50,000, exclusive of the General Partner’s equity investment, associated with the organization and launch of the Fund will be reimbursed to the Administrative Manager by the Fund out of the proceeds of the initial subscriptions and amortized over a period of five years from launch. Organizational costs and expenses of the Fund exceeding US$50,000 shall be borne by the General Partner.

The Fund shall bear and be charged all expenses relating to the operation of the Fund and the Fund shall promptly reimburse the Administrative Manager or its affiliates to the extent such costs and expenses are paid by the Administrative Manager or its affiliates.

5.            Services to Other Clients. The Administrative Manager shall devote such business and professional time to the Fund and its purposes and objectives as shall be necessary in the reasonable opinion of the Administrative Manager to achieve the objectives of the Fund. Subject to the limitation set forth in the preceding sentence, the Administrative Manager and its officers may act and continue to act as administrative managers for others and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Fund.

6.            Representations of the Fund. The Fund represents and warrants to the Administrative Manager that it has the authority to enter into and perform its obligations under this Agreement.

7.            Liability and Indemnification.

7.1  Notwithstanding any other Section of this Agreement to the contrary, neither the Administrative Manager nor any of its officers, directors, employees, agents or affiliates shall be liable or responsible for any damage, loss or expense incurred by reason of any act or omission performed or omitted in good faith in a manner reasonably believed to be within the scope of the authority granted by this Agreement, by law or with the consent of the Fund and/or the General Partner, provided that the Administrative Manager or such officer, director, employee, agent or affiliate has not committed gross negligence, malfeasance or any violation of applicable law or other intentional or criminal wrongdoing with respect to such act or omission. The federal and state securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund may have under any such securities laws.

7.2  The Fund will indemnify the Administrative Manager and its officers, directors, members, managers, employees, agents and affiliates against any losses, claims, judgments, damages and liabilities, joint or several, expenses (including, without limitation, reasonable attorney's fees and disbursements), and amounts paid in settlement of any claim sustained, including by way of criminal proceedings, by the Administrative Manager or any such officer, director, member, manager, employee, agent or affiliate resulting in any way from any act or omission performed in good faith in a manner reasonably believed to be within the scope of the authority of the Administrative Manager or any such officer, director, employee, agent or affiliate granted by this Agreement, by law or with the consent of the Fund, except in the event the same resulted from the Administrative Manager's or such officer's, director's, member's, manager's, employee's, agent's or affiliate's gross negligence, malfeasance or any violation of applicable law or other intentional or criminal wrongdoing with respect to such act or omission. The securities laws of the United States and its states may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Fund may have under any such securities laws.

7.3  For purposes of this Agreement, the term "gross negligence" shall mean the intentional failure by one person to perform a manifest duty in reckless disregard of the consequences as affecting the life or property of another person.

8.            Confidentiality. The Administrative Manager shall regard as confidential all information concerning the affairs of the Fund, but shall be permitted to disclose to third parties the fact that the Administrative Manager is performing administrative management activities on the Fund's behalf.

9.            Term and Termination. This Agreement shall remain in effect perpetually, provided, however, that any party may terminate this Agreement by giving to the other parties at least ninety (90) days prior written notice and that this Agreement shall terminate without further action by any party upon dissolution of the Fund.

10.          Non-assignment. No party shall assign (within the meaning of the United States Investment Advisers Act of 1940) this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

11.         Entire Agreement. This Agreement, including Schedule A attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them regarding such subject matter.

12.          Amendments and Waivers. This Agreement may only be amended by a writing signed by all parties. The parties may, by written consent, waive, either prospectively or retrospectively, and either for a specified period of time or indefinitely, the operation or effect of any provision of this Agreement. No waiver of any right by any party hereto shall be construed as a waiver of the same or any other right at any other time.

13.          Notices. Except as otherwise expressly provided in this Agreement, whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class mail, email, or sent by courier or telefax with confirmation of transmission to the other party or parties, as applicable, at the address set forth on Schedule A or to such other address as a party may from time to time specify to the other party by such notice hereunder. Any such notice shall be deemed duly given when delivered at such address.

14.          Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Nevada without giving effect to its principles of conflicts of law.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized representative, as of the date first above written.

By:		By:
Name:	EquiSource Management, LLC	Name:	Andrew Jolley
Its:	General Partner	Title:	Managing Member
Name:	Andrew Jolley
Title:	Managing Member

Andrew Jolley, Managing Member of	Andrew Jolley, Managing Member of

Equisource Management, LLC	Equisource Management, LLC

General Partner

Equisource Hotel Fund I, LLP

SCHEDULE A

to

ADMINISTRATIVE SERVICES AGREEMENT

as of July 31, 2013

Addresses EquiSource Management, LLC 2009 E. Windmill Lane Las Vegas, NV 89123 Equisource Hotel Fund I, LLP 2009 E. Windmill Lane Las Vegas, NV 89123

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